UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2016

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

011-353-1-268-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rajiv De Silva ceased serving as President, Chief Executive Officer and a member of the Board of Endo International plc (“Endo”), each effective as of September 22, 2016 (the “Termination Date”). In connection with Mr. De Silva’s departure, Endo Health Solutions Inc. (the “Company”), an indirect, wholly-owned subsidiary of Endo, entered into a Separation Agreement with Mr. De Silva, dated as of September 22, 2016 (the “Separation Agreement”). Subject to Mr. De Silva executing and not revoking a release of claims, Mr. De Silva will be entitled to the payments and benefits set forth in his employment agreement, dated as of February 28, 2016 and filed with Endo’s 2015 Form 10-K on February 29, 2016 (the “Employment Agreement”), payable in connection with a termination of employment without cause (as defined in the Employment Agreement), which consist of a prorated 2016 bonus (based on actual results), severance in an amount equal to two times the sum of his base salary and target bonus, and continuation of medical and life insurance benefits for two years following the Termination Date. In addition, Mr. De Silva’s outstanding equity awards will be treated in accordance with the applicable equity plans and award agreements, except that, subject to the execution and non-revocation of a release of claims, any outstanding stock options vested as of the Termination Date will remain exercisable for three years following the Termination Date. Under the Separation Agreement, Mr. De Silva has agreed to serve as a consultant to the Company for six months following the Termination Date, for which he will receive an aggregate amount equal to $250,000, payable in equal monthly amounts. The Separation Agreement includes a provision concerning indemnification and covenants not to solicit, not to compete, not to disparage and to cooperate with Endo and its affiliates.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Separation Agreement between Endo Health Solutions Inc. and Rajiv De Silva, dated as of September 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: September 28, 2016	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer